UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

LOGICBIO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38707	47-1514975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Hayden Avenue, 2nd Floor Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

(617) 245-0399

(Registrant’s telephone number, including area code)

n/a

(Former name, former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LOGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01.	Other Events.

As previously disclosed, on March 17, 2022 LogicBio Therapeutics, Inc. (the “Company”) received a written notice (the “Initial Notice”) from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price for the Company’s common stock for the 30 prior consecutive business day period, the Company no longer satisfied the $1.00 bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1). The Initial Notice provided the Company with a 180-calendar day grace period to regain compliance with that requirement. Additionally, as previously disclosed, on September 15, 2022 the Company received a subsequent written notice from the Staff indicating that the Staff had determined to delist the Company’s securities from The Nasdaq Global Market based upon the Company’s continued non-compliance with the $1.00 bid price requirement unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing before the Panel, and a hearing was scheduled.

On October 14, 2022, the Company received a letter (the “Compliance Letter”) from the Listing Qualifications Hearings Department of Nasdaq notifying the Company that (i) the Company’s bid price deficiency had been cured and (ii) the Company was in compliance with all applicable listing standards. Accordingly, the Compliance Letter provided that the Company’s scheduled hearing had been determined to be moot and had been cancelled, and the Company’s common stock will continue to be listed and traded on The Nasdaq Global Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGICBIO THERAPEUTICS, INC.

By:	/s/ Frederic Chereau
Name:	Frederic Chereau
Title:	President and Chief Executive Officer

Date: October 20, 2022